UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 27, 2007
Netezza Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33445	04-3527320

(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

200 Crossing Boulevard Framingham, MA	01702

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (508) 665-6800

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On November 27, 2007, Sunil Dhaliwal resigned from the board of directors (the “Board”) of Netezza Corporation (the “Company”), effective as of November 27, 2007.
     On November 27, 2007, the Board elected Peter Gyenes to serve as a Class I director of the Company, effective as of November 29, 2007. The Board has not yet determined the committees of the Board to which Mr. Gyenes will be named.
     Prior to joining the Company’s Board, Mr. Gyenes, 62, served as chairman and CEO of Ascential Software, from 2001 until its acquisition by IBM in 2005. Before Ascential, Gyenes was chairman and CEO of Informix Corporation and led the sale of the company’s database business to IBM in 2001 and the transition from Informix to Ascential. Gyenes joined Informix in 2000 through its acquisition of Ardent Software, where he served as chairman, president and CEO. Mr. Gyenes currently serves as a director of BladeLogic, Inc. and Lawson Software, Inc., and several privately held technology companies. He is a trustee of the Massachusetts Technology Leadership Council.
     In connection with Mr. Gyenes’ election to the Board, and in accordance with the Company’s compensation policy for newly elected non-employee directors, the Board approved the grant to Mr. Gyenes on November 29, 2007 of an option under the Company’s 2007 Stock Incentive Plan to purchase 50,000 shares of the Company’s common stock at an exercise price of $14.00 per share, which is equal to the closing price of the Company’s common stock on the NYSE Arca on November 29, 2007. The option will vest as to 25% of the shares on November 29, 2008 and as to an additional 6.25% of the shares at the end of each successive three-month period thereafter, through and including November 29, 2011, provided Mr. Gyenes remains a director of the Company through such dates. In addition, the option will become vested in full upon an acquisition of the Company.
     In connection with Mr. Gyenes’ election to the Board Mr. Gyenes and the Company will enter into an indemnification agreement in the same form as the Company has entered into with the other current members of the Board. Under this agreement, the Company will agree, among other things, to indemnify Mr. Gyenes, to the maximum extent permitted by law, against expenses (including attorneys’ fees), judgments, fines, and settlement amounts paid or incurred by Mr. Gyenes in connection with any threatened, pending, or completed actions or proceedings arising out of his service as a director of the Company.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Netezza Corporation
Date: December 3, 2007	By:	/s/ Patrick J. Scannell, Jr.
Patrick J. Scannell, Jr.
Senior Vice President and Chief Financial Officer